EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Microtune Contacts:

Investor Relations

Rob Graham

Microtune, Inc.

972-673-1850

investor@microtune.com

MICROTUNE REPORTS PRELIMINARY FOURTH QUARTER 2004 RESULTS

Plano, TX, January 11, 2005—Microtune®, Inc. (NASDAQ: TUNE) announced today that, after a preliminary review of its accounts, it expects to report net revenue of approximately $15.5 million for the fourth quarter 2004, ending December 31, 2004. The Company also expects to report that its cash and investments balances at the end of the quarter totaled $82.6 million.

Microtune will conduct a conference call today at 4:00 P.M. Central time/5:00 P.M. Eastern time to discuss its fourth quarter 2004 preliminary results and its outlook for the future. To participate in the call, interested parties may dial 1-210-234-8000 (passcode: investor). Alternatively, interested parties may also listen to the conference call via the Company’s website: www.microtune.com. A replay of the conference call will be available via the Company’s website or by dialing 1-402-998-0697 until January 25, 2005. The Company will schedule a conference call to discuss its complete, final financial results for the fourth quarter 2004 in late February after its accounts are closed.

“We made significant progress during the quarter,” said James A. Fontaine, Microtune’s President and CEO. “We shipped our 10 millionth silicon tuner during this period, doubling the cumulative shipments of silicon tuners in the seven months since shipping our 5 millionth silicon tuner in March 2004. We settled our securities class action suit, introduced a new line of automotive silicon antenna amplifiers, and launched a DVB-C Set-Top Box Reference Design targeted for the China market. We also announced major design-wins at Scientific Atlanta, Toshiba and Terayon.”

“Our preliminary fourth quarter 2004 net revenue fell within the guidance range I provided during the last conference call,” said Mr. Fontaine. “Events at three major customers are contributing to a $3 million reduction in net revenues in the first quarter 2005 versus the fourth quarter 2004, and recently, we are finding it difficult to overcome this reduction. In general, our customers have become more conservative with respect to their end-use demand since our last conference call. Some have experienced program delays. As a result, many customers are undergoing inventory corrections. In addition, we are seeing shorter lead times between purchase orders and requested delivery as there is a general belief among our customers that their suppliers have ample inventories. These events have led us to now expect a 20% reduction in net revenue in the first quarter of 2005 versus our preliminary fourth quarter 2004 net revenue.”

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF)-based solutions for the worldwide broadband communications and transportation electronics markets. Inventors of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, upconverter and transceiver products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds more than 40 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

DESIGN-WIN ANNOUNCEMENTS

It is not unusual for Microtune to announce design wins, and the announcement of any design win should not be viewed as an indicator of Microtune revenues for any current or future reporting period.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan”, “if”, “estimate”, “expect”, “believe”, “could”, “would”, “anticipate”, “may”, or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ include the Company’s ability to introduce new products, achieve design wins, forecast revenue and manage inventory levels, control and budget expenses, protect its proprietary technology and intellectual property, and successfully prosecute and defend the various lawsuits, any one of which may cause the Company’s financial results to fluctuate. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

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Microtune is traded on the NASDAQ Stock Exchange under the symbol TUNE.

Editor’s Note: Microtune is a registered trademark of Microtune, Inc. Copyright © 2005 Microtune, Inc. All rights reserved.